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                                                                 EXHIBIT 22.1



                    SUBSIDIARIES OF WEIRTON STEEL CORPORATION



Subsidiary                       Percentage owned       State of Incorporation
----------                         by Registrant        ----------------------
                                   -------------


Weirton Receivables, Inc.                 100%                 Delaware

Weirton Venture Holdings Corp.            100%                 Delaware